SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                  Act of 1934.

                               September 24, 1998
                               ------------------
                Date of Report (Date of earliest event reported)

                            MEDTECH DIAGNOSTICS, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)

   Delaware                         33-13110                    11-2831380
   --------                         --------                    ----------
(State or other               (Commission File No.)          (I.R.S. Employer
jurisdiction of                                           Identification Number)
incorporation)

            16 East 52nd Street, Suite 501, New York, New York 10022
            --------------------------------------------------------
                    (Address of principal executive offices)

                                 (212) 872-1623
                                 --------------
              (Registrant's telephone number, including area code)

                   1401 Church Street, Bohemia, New York 11716
                   -------------------------------------------
          (Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant.

      On September 24, 1998, pursuant to the terms of an agreement between Messrs. James S. Cassel and Steven N. Bronson, Mr. Cassel sold an aggregate of 70,500,000 shares of the Registrant's common stock to Mr. Bronson, representing 25.05% of the Registrant's issued and outstanding shares of common stock. Mr. Bronson paid Mr. Cassel am aggregate of $82,500 as payment in full for the shares acquired, which amount was paid from Mr. Bronson's own funds. Upon consummation of the transaction, Mr. Bronson became the beneficial owner of 50.10% of the Registrant's issued and outstanding shares of common stock. In addition, Mr. Cassel resigned from the Registrant's Board of Directors and as the Registrant's Secretary and Treasurer. As a result of Mr. Cassel's resignation, Mr. Bronson became the Registrant's sole officer and director.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        MEDTECH DIAGNOSTICS, INC.
                                             (Registrant)

                                        By: /s/ STEVEN N. BRONSON
                                            ------------------------------------
                                            Steven N. Bronson, Sole Officer

DATED: January 29, 1999